Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-109421) pertaining to the Wal-Mart Profit Sharing and 401(k) Plan of our report dated July 28, 2008, with respect to the financial statements and schedule of the Wal-Mart Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended January 31, 2008.

                                       /s/ Ernst & Young LLP

July 28, 2008
Rogers, Arkansas